EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into this 16th day of October, 1998, by and between BOCA RESEARCH, INC., a Florida corporation, hereinafter referred to as "BOCA," and ROBERT W. FERGUSON, hereinafter referred to as "FERGUSON."
                              W I T N E S S E T H :

         WHEREAS, FERGUSON is currently serving in the status of Chairman of the Board of Directors of BOCA and, pursuant to such duties, he is performing services as an employee of BOCA at the direction of the Board of Directors; and

         WHEREAS, FERGUSON has been providing extraordinary in-depth onsite effort at the request of the Board to assist management in analyzing and reviewing the steps necessary to return BOCA to profitability; and

         WHEREAS, it is the parties' intention that FERGUSON shall continue to serve as an employee of BOCA in such capacity and positions as the Board of Directors of BOCA shall mutually agree upon with FERGUSON for a term commencing on the date of this Agreement and ending March 31, 1999, and for such compensation as set forth in this Agreement; and

         WHEREAS, the Board of Directors wishes to compensate FERGUSON in a manner commensurate with the services he is providing and at the same time minimize the impact on the Company's cash position.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged from one party to the other, the parties hereby agree as follows:

         1. For a term commencing on the date of this Agreement and extending through March 31, 1999, FERGUSON shall provide such services as an employee to BOCA.

         2. For the compensation to be paid to FERGUSON during the above-described term of his employment, such employment services shall consist of being available on a reasonable basis for providing onsite consultation and advice, continuing to conduct the Operations Committee meetings through the fourth quarter of 1998 and attending the Operations Committee meetings chaired by the CEO during the first quarter of 1999.

         3. FERGUSON'S compensation for such employment services for such period shall be in the form of an option to purchase 100,000 shares of BOCA, with immediate vesting, issued pursuant to the 1992 Employee Stock Option Plan. The pricing for such options shall be as of the close of business on Friday, October 16, 1998.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement the day and year first above written.

Witnesses:                                           BOCA RESEARCH, INC.


____________________________                By:/S/ Anthony F. Zalenski
                                               -----------------------

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----------------------------                /S/ Robert W. Ferguson
                                                ------------------
                                                ROBERT W. FERGUSON

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